Execution Version

Exhibit 10.1

THIS DOCUMENT WAS EXECUTED OUTSIDE OF AUSTRIA. THE TAKING OF THIS DOCUMENT OR ANY CERTIFIED COPY OF IT OR ANY DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION FOR IT, OR ANY DOCUMENT WHICH INCLUDES WRITTEN CONFIRMATIONS OR REFERENCES TO IT, INTO AUSTRIA AS WELL AS PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO THIS DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO ANY TRANSACTION DOCUMENT TO AN AUSTRIAN ADDRESSEE MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. ACCORDINGLY, KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES THEREOF AND WRITTEN AND SIGNED REFERENCES TO IT OUTSIDE OF AUSTRIA AND AVOID PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO ANY TRANSACTION DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO THIS DOCUMENT TO AN AUSTRIAN ADDRESSEE.

AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT

AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT, dated as of December 28, 2023 (this “Agreement”), made by Fisker Inc., a company organized under the laws of Delaware, with offices located at 1888 Rosecrans Avenue, Manhattan Beach, California 90266 (the “Company”), and each of the undersigned Subsidiaries (as defined below) of the Company from time to time, if any (each a “Grantor” and together with the Company, collectively, the “Grantors”), in favor of [                    ], in its capacity as collateral agent (together with its successors and assignees, in such capacity, the “Collateral Agent”) for the Noteholders (as defined below).

W I T N E S S E T H:

WHEREAS, the Company is party to that certain Securities Purchase Agreement, dated as of July 10, 2023 (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, the “Securities Purchase Agreement”), by and among the Company and each party listed as an “Investor” on the Schedule of Investors attached thereto (each an “Investor” and collectively, the “Investors”), pursuant to which the Company has sold, and may in the future be required to sell, to the Investors, and the Investors have purchased, and may in the future exercise their right to purchase, the “Notes” issued pursuant thereto (as such Notes may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, collectively, the “Notes”);

WHEREAS, the Company is party to that Indenture, dated as of July 11, 2023, by and between the Company and Wilmington Savings Fund Society, FSB, as trustee (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, the “Indenture”), providing for the issuance from time to time of Securities (as defined in the Indenture) by the Company;

WHEREAS, the Grantors, other than the Company, (each a “Guarantor” and collectively, the “Guarantors”) have executed and delivered that certain Guaranty, dated as of the date hereof (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, the “Guaranty”) with respect to the Company’s Obligations (as defined below);

WHEREAS, under the terms of the Third Supplemental Indenture, the Grantors have executed and delivered to the Collateral Agent that certain Pledge Agreement, dated as of November 22, 2023 (as heretofore amended, the “Pledge Agreement”), providing for the grant to the Collateral Agent, for the ratable benefit of the Noteholders, of a security interest in substantially all personal property of each Grantor (excluding certain Excluded Property) to secure all of the Company’s obligations under the Transaction Documents;

WHEREAS, the Grantors are Affiliates that are part of a common enterprise such that each Grantor will derive substantial direct and indirect financial and other benefits from the consummation of the transactions contemplated under the Transaction Documents and, accordingly, the consummation of such transactions are in the best interests of each Grantor; and

WHEREAS, the parties now desire to amend and restate in its entirety the Pledge Agreement as set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the agreements herein, each Grantor agrees with the Collateral Agent, for the ratable benefit of the Collateral Agent and the Noteholders, as follows:

SECTION 1.    Restatement; Foreign Currency Amounts; Definitions.

(a)    This Agreement amends and restates in its entirety the Pledge Agreement, it being understood that it is the intent of the parties hereto that this Agreement does not constitute a novation of rights, obligations and liabilities of the respective parties existing under the Pledge Agreement and such rights, obligations and liabilities shall continue and remain outstanding, and that this Agreement amends, restates and replaces in its entirety the Pledge Agreement.

(b)    Amounts expressed herein in dollars or $ shall mean, with respect to any amounts denominated in a currency other than United States dollars, the equivalent of such dollar amount in such other currency, as reasonably determined by the Company using a widely available foreign exchange rate.

(c)    All terms used in this Agreement and the recitals hereto which are defined in the Securities Purchase Agreement, the Notes or in the Code, and which are not otherwise defined herein, shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of the Code except as the Collateral Agent may otherwise determine in its sole and absolute discretion.

(d)    Without limiting the generality of, and subject to the proviso at the end of, Section 1(c), the following terms shall have the respective meanings provided for in the Code: “Accounts”, “Account Debtor”, “Cash Proceeds”, “Certificate of Title”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Financial Asset”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Security Entitlement”, “Security”, “Record”, “Securities Account”, “Software”, “Supporting Obligations” and “Uncertificated Securities”.

(e)    As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, 11 U.S.C §§ 101 et seq. (or other applicable bankruptcy, insolvency or similar laws).

“Bankruptcy Event of Default” shall have the meaning set forth in the Note.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock (including, without limitation, any warrants, options, rights or other securities exercisable or convertible into equity interests or securities of such Person), and (ii) with respect to any Person that is not an individual or a corporation, any and all partnership, membership, trust or other equity interests of such Person.

“Code” means Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Collateral” shall have the meaning set forth in Section 3(a) of this Agreement.

“Collateral Agent” shall have the meaning set forth in the preamble hereto.

“Collateral Reporting Date” means the last Business Day of each January, March, May, July, September and November, commencing January 31, 2024.

“Company” shall have the meaning set forth in the preamble hereto.

“Controlled Account” means any Pledged Account that is subject to a Controlled Account Agreement.

“Controlled Account Agreement” means (a) in the case of any Pledged Account maintained at a financial institution in the United States, a deposit account control agreement or securities account control agreement with respect to such Pledged Account, pursuant to which the Collateral Agent is granted control over such Pledged Account in a manner that perfects its security interest in such Pledged Account under the Code or (b) in the case of any other Pledged Account maintained at a financial institution outside of the United States, an agreement with respect to such Pledged Account that is necessary under the laws of the jurisdiction where such Pledged Account is maintained to perfect the Collateral Agent’s security interest in such Pledged Account and to permit the Collateral Agent to control the disposition of funds or other assets deposited in or credited to such Pledged Account at such time that an Event of Default has occurred and is continuing, in each case in form and substance reasonably satisfactory to the Collateral Agent, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

“Controlled Account Bank” shall have the meaning set forth in Section 6(i).

“Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any Copyright.

“Copyrights” means all domestic and foreign copyrights, whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by any Grantor, all applications, registrations and recordings thereof (including, without limitation, the applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of any other country described in Schedule II, as updated by the Grantors from time to time), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Enforcement Restrictions” shall have the meaning set forth in Section 5(i).

“Event of Default” shall have the meaning set forth in Section 4(a) of the Notes.

“Excluded Accounts” means (a) any deposit accounts or securities accounts that are maintained by any Grantor exclusively for one or more of the purposes described in the following clauses: (i) disbursements and payments for payroll, healthcare and other employee wage and benefit accounts in the ordinary course of business, (ii) tax accounts related to Taxes required to be collected, remitted or withheld (including, federal and state withholding taxes) (with respect to clauses (a)(i) and (a)(ii), the aggregate balance in such accounts shall not exceed the total amount estimated by the Grantors in good faith to be payable in the following thirty (30) days from such accounts), (iii) fiduciary, trust or escrow accounts held for another Person (other than a Grantor or Affiliate) in the ordinary course of business; (iv) accounts holding deposits made by customers to secure orders placed with any Grantor pursuant to a written agreement; (v) accounts holding cash or cash equivalents required to be restricted in favor of any of the Company’s financing partners pending the perfection of such financing partners’ liens on vehicles financed for the benefit of third party purchasers by such financing partners; and (vi) accounts maintained to satisfy minimum capital requirements imposed by Governmental Authorities in countries other than the United States only to the extent and for so long as such requirement is in effect and (b) deposit accounts or securities accounts holding Cash or cash equivalents pledged to secure or that are otherwise restricted to support reimbursement obligations of a Grantor with respect to letters of credit, bank guaranties, surety bonds and similar instruments.

“Excluded Property” means (a) any governmental licenses or state or local franchises, charters and authorizations to the extent the grant of a security interest is prohibited or restricted thereby (except to the extent such prohibition or restriction is ineffective under the Code or other applicable law) other than proceeds and receivables thereof the assignment of which is expressly deemed effective under the Code or other applicable law notwithstanding such prohibition; (b) any property or assets as to which pledges thereof or security interests therein are prohibited or restricted by applicable law (including any requirement to obtain the consent of any (x) Governmental Authority or (y) similar regulatory third party, in each case, except to the extent such consent has been obtained) after giving effect to the applicable anti-assignment provisions of the Code and other applicable law (provided that such property shall be Excluded Property only to the extent and for so long as such prohibition is in effect); (c) any lease, license or other contract or agreement or any property or assets subject to an agreement binding on and relating to such property at the time of acquisition thereof (and not entered into in contemplation of such acquisition), to the extent that a grant of a Lien therein would violate or invalidate, such lease, license or other contract or agreement or create a right of termination or right of acceleration in favor of any party (other than the Company or any of its Subsidiaries) thereto or otherwise require consent (other than the Company or any of its Subsidiaries) thereunder (after giving effect to the applicable anti-assignment provisions of the Code or other applicable law) other than proceeds and receivables thereof; (d) any Excluded Accounts; (e) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, solely during the period, if any, in which the grant of a security interest therein may impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; (f) any property subject to a purchase money arrangement or finance lease that is permitted or not otherwise prohibited by the terms of any Transaction Document to the extent that a grant of a security interest therein would violate or invalidate such purchase money arrangement or finance lease or create a right of termination in favor of any other party thereto (other than the Company or any of its Subsidiaries) after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law, other than proceeds and receivables thereof the assignment of which is expressly deemed effective under the Code or other applicable law notwithstanding such prohibition; (g) the portion of the voting Capital Stock of any Foreign Subsidiary (other than a Grantor) in excess of 65% of the issued and outstanding voting Capital Stock of such Foreign Subsidiary to the extent that at any time the pledging of more than 65% of the total outstanding voting Capital Stock of such Foreign Subsidiary would result in a material adverse tax consequence to the Company and its Subsidiaries, taken as a whole; and (h) any “margin stock”, as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System of the United States of America.

Notwithstanding anything to the contrary, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of any “Excluded Property” (unless such proceeds, substitutions or replacements would constitute “Excluded Property”). Immediately upon the ineffectiveness, lapse or termination of each restriction or condition set forth in the definition of “Excluded Property” that prevented the grant of a security interest in any right, interest or other asset that would have, but for such restriction or condition, constituted Collateral, the Collateral shall include, and the relevant Grantor shall be deemed to have automatically granted a security interest in, such previously restricted or conditioned right, interest or other asset, as the case may be, as if such restriction or condition had never been in effect.

“Excluded Subsidiary” means (a) as of the date of this Agreement, each Foreign Subsidiary listed on Annex A for so long as such Subsidiary meets the definition set forth in clause (b) of this definition and (b) subsequent to the date of this Agreement, any Foreign Subsidiary that (i) has total assets of less than 5.0% of the total assets of the Company and its Subsidiaries on a consolidated basis as set forth in most recent balance sheet of the Company filed with the SEC on form 10-K or 10-Q prior to such date or (ii) generated less than 5.0% of the total revenue of the Company and its Subsidiaries on a consolidated basis for the most recent fiscal quarter as set forth in the most recent income statement of the Company filed with the SEC on form 10-K or 10-Q prior to such date.

“Foreign Collateral Actions” shall have the meaning set forth in Section 6(m).

“Foreign Subsidiary” means any Subsidiary of a Grantor organized under the laws of a jurisdiction other than the United States, any of the states thereof, Puerto Rico or the District of Columbia.

“Free Cash Amount” shall have the meaning set forth in Section 6(i)(ii).

“Free Cash Excess Period” shall have the meaning set forth in Section 6(i)(ii).

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local, foreign or other political subdivision thereof or thereto and any department, commission, board, bureau, court, tribunal, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” shall have the meaning set forth in Section 2 of the Guaranty.

“Guarantor” or “Guarantors” shall have the meaning set forth in the recitals hereto.

“Guaranty” shall have the meaning set forth in the recitals hereto.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law or law for the relief of debtors, any proceeding relating to assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or any proceeding seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means, collectively, all intellectual property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, under the applicable laws of any jurisdiction throughout the world, whether registered or unregistered, including, without limitation, any and all: (a) Trademarks; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content; (c) accounts with YouTube, LinkedIn, Twitter, Instagram, Facebook and other social media companies and the content found thereon (to the extent that such accounts and content are transferable pursuant to the terms, conditions, and policies of each applicable social media platform); (d) Copyrights; (e) Patents; and (f) business and technical information, databases, data collections and other confidential and proprietary information and all rights therein.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement required to be delivered pursuant to Section 6(h)(i) of this Agreement, substantially in the form attached hereto as Exhibit A.

“Investor” or “Investors” shall have the meaning set forth in the recitals hereto.

“Joinder Agreement” means an agreement substantially in the form attached hereto as Exhibit B.

“Licenses” means, collectively, the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

“Lien” means any mortgage, lien, pledge, charge, security interest, adverse claim or other encumbrance upon or in any property or assets.

“Limited Waiver” means the Amendment and Waiver Agreement, dated November 22, 2023, by and between the Company and [                    ].

“Non-Grantor Subsidiary” means any Subsidiary of the Company that is not a Grantor.

“Noteholders” means, at any time, the holders of the Notes at such time.

“Notes” shall have the meaning set forth in the recitals hereto.

“Obligations” shall have the meaning set forth in Section 4 of this Agreement.

“Paid in Full” or “Payment in Full” means the indefeasible payment in full in cash of all of the Obligations.

“Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent.

“Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof described in Schedule II hereto, as updated by the Grantors from time to time), and all reissues, reexaminations, divisions, continuations, continuations in part and extensions or renewals thereof.

“Perfection Requirements” means: (a) the filing under the Code in the applicable jurisdiction of the financing statements described in Schedule V hereto, (b) with respect to any Collateral constituting Registered Intellectual Property, the recording in the United States Patent and Trademark Office or the United States Copyright Office of the appropriate Intellectual Property Security Agreement, (c) with respect to all Pledged Accounts (other than Excluded Accounts), and all cash and other property from time to time deposited or carried therein or credited thereto, the execution of a Controlled Account Agreement with the depository, securities intermediary or commodity intermediary with which the applicable Pledged Accounts are maintained, as provided in Section 6(i), (d) with respect to any Collateral constituting Letter-of-Credit Rights, the consent of the issuer of the applicable letter of credit to the assignment of proceeds of such letter of credit, (e) with respect to any Collateral constituting uncertificated securities, the applicable Grantor causing the issuer thereof either (i) to register the Collateral Agent as the registered owner of such securities or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such securities originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Agent, (f) with respect to any Collateral constituting certificated securities, the acquisition by the Collateral Agent, or by another person on behalf of the Collateral Agent, of the security certificates evidencing such certificated securities, indorsed to such Person in blank or by an effective indorsement, (g) with respect to any Collateral constituting Electronic Chattel Paper, the Collateral Agent obtaining “control” of such Electronic Chattel Paper within the meaning of Section 9-105 of the Code; (h) with respect to any Collateral constituting Documents, Chattel Paper (other than Electronic Chattel Paper), or Instruments, the Collateral Agent obtaining possession of such Collateral and (i) with respect to the assets or Capital Stock of any Foreign Subsidiary, the Foreign Collateral Actions.

“Permitted Liens” shall have the meaning set forth in the Notes.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Pledged Accounts” means (a) all of each Grantor’s right, title and interest in all of its Deposit Accounts, Commodity Accounts and Securities Accounts and all Security Entitlements with respect thereto; and (b) all right, title and interest of each Non-Grantor Subsidiary in any Deposit Accounts and Securities Accounts and all Security Entitlements with respect thereto that have been or will be pledged by such Non-Grantor Subsidiary to the Collateral Agent to secure the Obligations (including those listed on Schedule IV attached hereto), but in each case excluding any Excluded Accounts.

“Pledged Collateral” shall have the meaning set forth in Section 2(a).

“Pledged Debt” shall have the meaning set forth in Section 2(a).

“Pledged Entity” means, each Person listed from time to time on Schedule IV hereto as a “Pledged Entity,” together with each other Person, any right in or interest in or to all or a portion of whose Securities or Capital Stock is acquired or otherwise owned by a Grantor after the date hereof.

“Pledged Equity” means all of each Grantor’s right, title and interest in and to all of the Capital Stock now or hereafter owned by such Grantor (including, without limitation, those interests listed opposite the name of such Grantor on Schedule IV, but excluding Financial Assets credited to any Securities Account and any Security Entitlements with respect thereto), regardless of class or designation, including all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, all certificates representing such Capital Stock, the right to receive any certificates representing any of such Capital Stock, all warrants, options, subscription, share appreciation rights and other rights, contractual or otherwise, in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing; provided, that “Pledged Equity” shall not include any Excluded Property.

“Pledged Operating Agreements” means all of each Grantor’s rights, powers and remedies under the limited liability company operating agreements of each of the Pledged Entities that is a limited liability company, as may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

“Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the general or limited partnership agreements of each of the Pledged Entities that is a general or limited partnership, as may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

“Pledged Securities” means any Promissory Notes, stock certificates, limited liability membership interests or other Securities, certificates or Instruments now or hereafter included in the Pledged Collateral, including all Pledged Equity, Pledged Debt and all other certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Registered Copyrights” means all Copyrights registered with or recorded in the United States Copyright Office or in any similar office or agency of any other country.

“Registered Intellectual Property” means, collectively, the Registered Copyrights, the Registered Patents and the Registered Trademarks.

“Registered Patents” means all Patents registered with or recorded in the United States Copyright Office or in any similar office or agency of any other country.

“Registered Trademarks” means all Trademarks registered with or recorded in the United States Copyright Office or in any similar office or agency of any other country.

“Securities Purchase Agreement” shall have the meaning set forth in the recitals hereto.

“Subsidiary” means any Person in which a Grantor directly or indirectly, (i) owns a majority of the outstanding Capital Stock of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Subsidiaries”.

“Taxes” means all present and future taxes, levies, deductions, withholdings, assessments, fees and other charges imposed by any Governmental Authority, including any interest applicable thereto.

“Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by any Grantor and now or hereafter covered by such licenses, contracts or agreements.

“Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, assumed names, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by any Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, assumed names, Internet domain names, trade styles, designs, logos and other source or business identifiers), all applications, registrations and recordings thereof (including, without limitation, the applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of any other country described in Schedule II, as updated by the Grantors from time to time), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other Records of any Grantor relating to the distribution of products and services in connection with which any of such marks are used.

“Transaction Documents” means, collectively, this Agreement, the Notes, the Custodian Agreements, the Indenture, the Supplemental Indentures, the Irrevocable Transfer Agent Instructions, the Voting Agreement, the Limited Waiver, the Guaranty, the Security Documents and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby including in connection with any Foreign Collateral Action, as may be amended from time to time.

“Transfer Cut-Off Time” means, on any Business Day, the latest time on which a transfer of cash or Cash Equivalents may be made by wire, book-entry transfer, automated clearing house or other electronic means from one Controlled Account to another Controlled Account may be made in order for such cash or Cash Equivalents to be shown by the applicable Controlled Account Bank as available in or credited to the receiving Controlled Account on such Business Day.

SECTION 2.    Pledge of Pledged Collateral.

(a)    As collateral security for due and punctual payment and performance in full of the Obligations, as and when due, each Grantor hereby assigns and pledges to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Collateral Agent and the Noteholders, a continuing Lien on and security interest in all of such Grantor’s right, title and interest in, to and under all of the following, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired: (i) the Pledged Equity; (ii) all Promissory Notes, and other Instruments evidencing debt now owned or at any time hereafter acquired by it (including, without limitation, those listed opposite the name of such Grantor on Schedule IV, but excluding any Excluded Property) (the “Pledged Debt”); (iii) subject to Section 2(g) and 2(h), all payments of principal or interest, dividends, distributions, cash, Securities, Instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity and the Pledged Debt; (iv) all rights and privileges of such Grantor with respect to the Securities and other property referred to in clauses (i), (ii), and (iii) above; and (v) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (v) above being collectively referred to as the “Pledged Collateral”); provided that the Pledged Collateral shall not include any item referred to in clauses (i) through (v) above if, for so long as and to the extent such item constitutes Excluded Property.

(b)    No later than the fifth (5th) Business Day following (x) the date of this Agreement (in the case of any Grantor that party to this Agreement on the date hereof) or (y) the date on which it becomes a party to this Agreement pursuant to Section 6(m) (in the case of any other Grantor), each Grantor shall deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities (other than any Uncertificated Securities, but only for so long as such Securities remain uncertificated) to the extent such Pledged Securities, in the case of Promissory Notes and other Instruments evidencing debt, are required to be delivered pursuant to Section 2(c). Thereafter, whenever such Grantor acquires any other Pledged Security (other than any Uncertificated Securities, but only for so long as such Uncertificated Securities remain uncertificated), such Grantor shall promptly, and in any event within 30 days (or such longer period as the Collateral Agent may agree to in writing), deliver or cause to be delivered to the Collateral Agent such Pledged Security as Collateral hereunder to the extent such Pledged Securities, in the case of Promissory Notes and Instruments evidencing debt, are required to be delivered pursuant to Section 2(c).

(c)    Each Grantor will cause each Promissory Note or Instrument constituting Collateral with a face amount in excess of $500,000 to be pledged and delivered to the Collateral Agent (i) no later than the fifth (5th) Business Day following (x) the date of this Agreement (in the case of any Grantor that party to this Agreement on the date hereof) or (y) the date on which it becomes a party to this Agreement pursuant to Section 6(m) (in the case of any other Grantor), in the case of any such debt existing on such date or (ii) on the next Collateral Reporting Date that is at least 30 days after the acquisition thereof, in the case of any such Promissory Note or Instrument acquired by a Grantor after the date hereof (or after the date such Grantor becomes party to this Agreement), in each case pursuant to the terms hereof.

(d)    Upon delivery to the Collateral Agent, any Pledged Securities required to be delivered pursuant to Section 2(b) and/or 2(c) shall be accompanied by undated stock or note powers duly executed by the applicable Grantor in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request in order to effect the transfer of such Pledged Securities. Each delivery of Pledged Securities or other Pledged Collateral shall be accompanied by a schedule describing such Pledged Securities or Pledged Collateral, as the case may be, which schedule shall be deemed to supplement Schedule IV and be made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

(e)    The assignment, pledge, Lien and security interest granted in Section 2(a) are granted as security only and shall not subject the Collateral Agent or any Noteholder to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Pledged Collateral.

(f)    If an Event of Default shall occur and be continuing and, other than in the case of a Bankruptcy Event of Default, the Collateral Agent shall have notified the Borrower in writing of its intent to exercise such rights, (a) the Collateral Agent, shall have the right (in its sole and absolute discretion) to cause each of the Pledged Securities to be transferred of record into the name of the Collateral Agent or into the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent and (b) to the extent permitted by the documentation governing such Pledged Securities and applicable law, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Grantor will take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this Section 2(f).

(g)    Unless and until an Event of Default shall have occurred and be continuing and, other than in the case of a Bankruptcy Event of Default, the Collateral Agent shall have notified the Grantors in writing that the rights of the Grantors under this Section 2(g) are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with or not otherwise prohibited by the terms of this Agreement and the other Transaction Documents.

(ii) The Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request in writing for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to Section 2(g)(i), in each case as shall be specified in such request.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral, to the extent (and only to the extent) that such dividends, interest, principal and other distributions are permitted by, the other Transaction Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding equity interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be held in trust for the benefit of the Collateral Agent and shall, to the extent required by Section 2(b) and/or 2(c) be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or documents set forth in Section 2(d) or as otherwise reasonably requested by the Collateral Agent). So long as no Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities.

(h)    Upon the occurrence and during the continuance of an Event of Default and, other than in the case of a Bankruptcy Event of Default, after the Collateral Agent shall have notified the Grantors in writing of the suspension of the rights of the Grantors under Section 2(g)(iii), all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to Section 2(g)(iii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions as part of the Pledged Collateral, subject to Section 2(k) and the last sentence of this Section 2(h). All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of Section 2(g) or this Section 2(h) shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of Section 2(g) and/or this Section 2(h) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property, shall be held as security for the payment and performance of the Obligations and shall be applied in accordance with the provisions of Section 8. After all Events of Default have been cured or waived, and the Grantors have delivered to the Collateral Agent a certificate of an executive officer to such effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of Section 2(g)(iii) in the absence of an Event of Default and that remain in such account.

(i)    Upon the occurrence and during the continuance of an Event of Default and, other than in the case of a Bankruptcy Event of Default, after the Collateral Agent shall have notified the Grantors in writing of the suspension of the rights of the Grantors under Section 2(g)(i), all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 2(g)(i), and the obligations of the Collateral Agent under Section 2(g)(ii), shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers subject to Section 2(k) and the last sentence of this Section 2(i); provided that, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, and the Grantors have delivered to the Collateral Agent a certificate of an executive officer to such effect, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of Section 2(g)(i), and the obligations of the Collateral Agent under Section 2(g)(ii) shall be reinstated.

(j)    Any notice given by the Collateral Agent to the Grantors under Section 2(f) or Section 2(g) (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under Section 2(g)(i) or 2(g)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

(k)    Nothing contained in this Agreement shall be construed to make the Collateral Agent or any Noteholder liable as a member of any limited liability company or as a partner of any partnership, and neither the Collateral Agent nor any Noteholder by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Collateral Agent shall become the absolute owner of Pledged Equity consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any Noteholder, any Grantor and/or any other Person.

SECTION 3.    Grant of Security Interest

(a)    As collateral security for the due and punctual payment and performance in full of the Obligations, as and when due, each Grantor hereby pledges and assigns to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Collateral Agent and the Noteholders, a continuing Lien on and security interest in, all of such Grantor’s right, title and interest in, to and under all personal property and assets of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind, nature and description, whether tangible or intangible (together with the Pledged Collateral, the “Collateral”), including, without limitation, the following:

(i)    all Accounts;

(ii)    all Chattel Paper (whether tangible or Electronic Chattel Paper);

(iii)    all Commercial Tort Claims, including, without limitation, those specified on Schedule VI hereto;

(iv)    all Documents;

(v)    all Equipment;

(vi)    all Fixtures;

(vii)    all General Intangibles (including, without limitation, all Payment Intangibles);

(viii)    all Goods;

(ix)    all Instruments;

(x)    all Inventory;

(xi)    all Investment Property (and, regardless of whether classified as Investment Property under the Code, all Pledged Equity, Pledged Operating Agreements and Pledged Partnership Agreements);

(xii)    all Intellectual Property and all Licenses;

(xiii)    all Letter-of-Credit Rights;

(xiv)    all Pledged Accounts, all cash and other property from time to time deposited therein, including without limitation all Financial Assets and all Security Entitlements with respect thereto and all monies and property in the possession or under the control of the Collateral Agent or any Noteholder or any Affiliate, representative, agent or correspondent of the Collateral Agent or any such Noteholder;

(xv)    all Supporting Obligations;

(xvi)    all other tangible and intangible personal property of each Grantor (whether or not subject to the Code), including, without limitation, all Deposit Accounts and other accounts and all cash and all investments therein, all proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of any Grantor described in the preceding clauses of this Section 3(a) (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by each Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of any Grantor or any other Person from time to time acting for any Grantor, in each case, to the extent of such Grantor’s rights therein, that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 3(a) or are otherwise necessary or helpful in the collection or realization thereof; and

(xvii)    all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever any Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

(b)    Notwithstanding anything herein to the contrary, the term “Collateral” shall not include any Excluded Property.

SECTION 4.    Security for Obligations. The Lien and security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether direct or indirect, absolute or contingent, and whether now existing or hereafter incurred (collectively, the “Obligations”):

(a)    (i) the payment by the Company and each other Grantor, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreement, this Agreement, the Notes and the other Transaction Documents, and (ii) in the case of the Guarantors, the payment by such Guarantors, as and when due and payable of all Guaranteed Obligations under the Guaranties, including, without limitation, in both cases, (A) all principal of, interest, make-whole and other amounts on the Notes (including, without limitation, all interest, make-whole and other amounts that accrues after the commencement of any Insolvency Proceeding of any Grantor, whether or not the payment of such interest is enforceable or is allowable in such Insolvency Proceeding), and (B) all fees, interest, premiums, penalties, contract causes of action, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under this Agreement or any of the Transaction Documents; and

(b)    the due and punctual performance and observance by each Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Noteholders under the Notes.

SECTION 5.    Representations and Warranties. Each Grantor represents and warrants as follows:

(a)    Schedule I hereto sets forth (i) the exact legal name of each Grantor, and (ii) the jurisdiction of incorporation, organization or formation and the organizational identification number (if any) of each Grantor in such jurisdiction. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all respects. Such Grantor has not changed its name (or operated under any other name), jurisdiction of organization or organizational identification number prior to the date of this Agreement from those set forth in Schedule I hereto except as disclosed in Schedule I hereto.

(b)    There is no pending or, to its knowledge, written notice threatening any action, suit, proceeding or claim affecting any Grantor before any Governmental Authority or any arbitrator, or any order, judgment or award issued by any Governmental Authority or arbitrator, in each case, that may adversely affect the grant by any Grantor, or the perfection, of the Lien and security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.

(c)    All Federal, state and material local tax returns and other material reports required by applicable law to be filed by any Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges or levies imposed upon any Grantor or any property of any Grantor (including, without limitation, all federal income and social security taxes on employees’ wages) that are material in amount and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(d)    All Equipment, Fixtures, Inventory and other Goods of each Grantor are located at the addresses specified therefor in Schedule III hereto, excluding (i) Collateral with a book value of less than $500,000 in the aggregate at any single location, (ii) Equipment that in the ordinary course of business is in the possession or control of third-party suppliers (other than the Company or any of its Subsidiaries) of parts or components to the Company or any of its Subsidiaries, and (iii) assets that are in transit to (x) any of the locations described on Schedule III, (y) any location described in clause (ii), or (z) any customer of the Company or any of its Subsidiaries; provided, that Schedule III shall reflect finished Inventory located at any warehouses or distribution centers pending delivery to customers. Each Grantor’s principal place of business and chief executive office, the place where each Grantor keeps its Records concerning the Collateral and all originals of all Chattel Paper evidencing obligations greater than $500,000 in the aggregate in which any Grantor has any right, title or interest are located at the addresses specified therefor in Schedule III hereto.

(e)    Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of (i) all Pledged Debt, specifying the debtor thereof and the outstanding principal amount thereof as of the date of this Agreement, in which any Grantor has any right, title or interest, (ii) each Deposit Account and Securities Account of each Grantor and each Pledged Account of each applicable Non-Grantor Subsidiary, together with the name and country of each institution at which each such account is maintained, the account number for each such account, a description of the purpose of each such account and, in the case of each Deposit Account and Securities Account of a Grantor, whether such account is an Excluded Account (and, in the case of any such account that is an Excluded Account, the relevant clause(s) in the definition of “Excluded Account” that are applicable to such account). Set forth in Schedule II hereto is a complete and correct list of each trade name used by each Grantor. All of the Pledged Debt, to the best of the Grantors’ knowledge (provided that no such knowledge qualification applies to Pledged Debt issued by a Grantor or a Subsidiary), is the legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(f)    [Reserved]

(g)    Each Grantor owns and controls, or otherwise possesses adequate rights to use, all of its Intellectual Property and Licenses necessary to conduct its business in substantially the same manner as conducted as of the date hereof. Schedule II hereto sets forth a true and complete list of all Registered Intellectual Property owned or used by each Grantor as of the date hereof. To the knowledge of each Grantor, except as would not have a Material Adverse Effect, all Intellectual Property of such Grantor is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part. Except as would not have a Material Adverse Effect (i) to the knowledge of each Grantor, each Grantor is not now infringing or in conflict with any Patent, Trademark, Copyright, trade secret or similar rights of others, and (ii) to the knowledge of each Grantor, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by each Grantor. No Grantor has received any written, or the knowledge of the Grantor, oral notice that it is violating or has violated the Trademarks, Patents, Copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity or other intellectual property rights of any third party.

(h)    Each Grantor is and will be at all times the sole and exclusive owner of, or will otherwise have rights to, the Collateral in which such Grantor has granted a Lien and security interest hereunder free and clear of any Liens, except for (i) Permitted Liens thereon and (ii) certain Intellectual Property rights of the Company which is jointly owned by the Company with certain third parties. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as (i) may have been filed in favor of the Collateral Agent and/or the Noteholders relating to this Agreement or the other Transaction Documents, or (ii) are intended to perfect Permitted Liens disclosed on Schedule VII hereto.

(i)    The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or contractual restriction binding on or otherwise affecting any Grantor or any of its properties other than restrictions arising under (x) any governmental license or state or local franchise, charter or authorizations, (y) any law or (y) any contract, in each case, to the extent described in clauses (a) through (c) of the definition of “Excluded Property”

(disregarding for purposes of this subsection (i) any anti-assignment or override provision under the Code or other applicable law) (any such restrictions, “Enforcement Restrictions”) and will not result in or require the creation of any Lien upon or with respect to any of its properties other than as granted pursuant to this Agreement.

(j)    No authorization or approval or other action by or with, and no notice to or filing with (except as provided in Section 6(n)), any Governmental Authority or any other Person, is required under the Code for (i) the grant by each Grantor, or the perfection, of the Lien and security interest purported to be created hereby in the Collateral, or (ii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except for (x) the filing under the Code in the applicable jurisdiction of the financing statements described in Schedule V hereto, (y) the performance of the Perfection Requirements and (z) the waiver of any applicable Enforcement Restrictions.

(k)    This Agreement creates in favor of the Collateral Agent a legal, valid and enforceable Lien on and security interest in the Collateral, as security for the Obligations. The performance of the Perfection Requirements results in (and when performed in accordance with Section 6(n) shall result in) the perfection of such Lien on and security interest in the Collateral, to the extent that the Code governs perfection of such Lien and security interest. Such Lien and security interest is (or in the case of Collateral in which any Grantor obtains any right, title or interest after the date hereof, will be), subject only to Permitted Liens and the Perfection Requirements, a first priority, valid, enforceable and perfected Lien on and security interest in the Collateral, to the extent that the Code governs the creation and perfection of such Lien and security interest.

(l)    As of the date of this Agreement, no Grantor holds any Commercial Tort Claims with a value in excess of $500,000, or has knowledge of any pending Commercial Tort Claims with a value in excess of $500,000, except for the Commercial Tort Claims described in Schedule VI.

(m)    As of the date of this Agreement (i) all of the Pledged Equity is presently owned by the applicable Grantor as set forth in Schedule IV free and clear of all Liens other than Permitted Liens and, in the case of certificated securities, is presently represented by the certificates listed on Schedule IV hereto (if applicable); (ii) there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Equity other than as contemplated and permitted by the Transaction Documents; (iii) each Grantor is the sole holder of record or the sole beneficial owner of the Pledged Equity, as applicable; (iv) none of the Pledged Equity has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject; (v) the Pledged Equity constitutes 100% or such other percentage as set forth on Schedule IV of the issued and outstanding shares of Capital Stock of the applicable Pledged Entity; (vi) all of the Pledged Equity has been duly and validly authorized and issued by the issuer thereof and (vii) in the case of Pledged Equity constituting Capital Stock (other than Capital Stock consisting of limited liability company interests or partnership interests which, pursuant to the relevant organizational or formation documents, cannot be fully paid and non-assessable), is fully paid and non-assessable.

(n)    Such Grantor (i) is a corporation, limited liability company, limited partnership or other legal entity, as applicable, duly organized, validly existing and in good standing (to the extent that the concept of good standing exists) under the laws of the jurisdiction of its incorporation, organization or formation, (ii) has all requisite corporate, limited liability company, limited partnership or other legal entity power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Agreement and each other Transaction Document to which such Grantor is a party, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified to do business and is in good standing (to the extent that the concept of good standing exists) in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Effect.

(o)    The execution, delivery and performance by each Grantor of this Agreement and each other Transaction Document to which such Grantor is a party (i) have been duly authorized by all necessary corporate, limited liability company, limited partnership or other legal entity action, (ii) do not and will not contravene its charter or by-laws, limited liability company or operating agreement, certificate of partnership or partnership agreement, or similar formation and organizational documents, as applicable, or any applicable law or any contractual restriction binding on such Grantor or its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Transaction Document) upon or with respect to any of its assets or properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to it or its operations or any of its assets or properties, except any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal that would not result in a Material Adverse Effect.

(p)    This Agreement has been duly executed and delivered by each Grantor and is the legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 6.    Covenants as to the Collateral. Until all of the Obligations shall have been Paid in Full, unless the Collateral Agent shall otherwise consent in writing (in its sole and absolute discretion):

(a)    Further Assurances. Each Grantor will, at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Collateral Agent may reasonably request in order to: (i) perfect and protect the Lien and security interest of the Collateral Agent created hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral, including, without limitation, the Pledged Accounts; or (iii) otherwise effect the purposes of this Agreement; provided, however, that unless an Event of Default has occurred and is continuing, no Grantor shall be required to take any action under this Section 6(a) to (A) obtain the consent or acknowledgment of any Person that is not a Subsidiary of the Company or a Controlled Account Bank, (B) comply with the Federal Assignment of Claims Act, (C) perfect the Collateral Agent’s Lien on any Collateral consisting of Goods covered by a Certificate of Title (except to the extent perfection can be attained by the filing of a financing statement under the Code), (D) perfect by possession the Collateral Agent’s Lien on any Collateral consisting of Goods or (E) perfect or register the pledge of shares of Capital Stock in any Excluded Subsidiary in accordance with the laws of the applicable foreign jurisdiction.

(b)    Location of Collateral. Each Grantor will keep the Collateral constituting Equipment, Fixtures, Inventory and other Goods of such Grantor at the locations specified therefor on Schedule III hereto (as such Schedule III will be updated in accordance with this Section 6(b)), excluding (i) Collateral with an aggregate book value of less than $500,000 at any single location, (ii) Equipment that in the ordinary course of business is in the possession or control of third-party suppliers (other than the Company or any of its Subsidiaries) of parts or components to the Company or any of its Subsidiaries, (iii) assets that are in transit to (x) any of the locations described on Schedule III (as such Schedule III will be updated in accordance with this Section 6(b)), (y) any location described in clause (ii), or (z) any customer of the Company or any of its Subsidiaries; provided that Schedule III shall reflect the finished Inventory located at any warehouses or distribution centers pending delivery to customers. On each Collateral Reporting Date, each Grantor shall deliver to the Collateral Agent an updated Schedule III setting forth where any Collateral constituting Equipment, Fixtures, Inventory and other Goods of such Grantor (other than Collateral described in the exclusions to the immediately preceding sentence) is located as of a date that is no earlier than five (5) Business Days prior to such Collateral Reporting Date.

(c)    Condition of Equipment. Each Grantor will maintain or cause to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, the Equipment necessary or useful to its business.

(d)    Taxes, Etc. Each Grantor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

(e)    Insurance.

(i)    Each Grantor will, at its own expense, maintain insurance (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks, in such form and with responsible and reputable insurance companies or associations as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event, in amount, adequacy and scope reasonably satisfactory to the Collateral Agent.

(ii)    To the extent requested by the Collateral Agent at any time and from time to time, each such policy for general liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and any Grantor as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to, the Collateral Agent. In addition to and without limiting the foregoing, to the extent requested by the Collateral Agent at any time and from time to time, each such policy shall in addition (A) name the Collateral Agent as an additional insured party and/or loss payee, as applicable, thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as its interests may appear, (B) contain an agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent on its own account notwithstanding any action, inaction or breach of representation or warranty by any Grantor, (C) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto, and (D) provide that at least 30 days’ (or 10 days’ for non-payment of premium) prior written notice of cancellation, lapse, expiration or other adverse change shall be given to the Collateral Agent by the insurer. Any Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance (including certificates demonstrating compliance with this Section 6(e)). Any Grantor will also, at the request of the Collateral Agent, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

(iii)    Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 6(e) may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss exceeding $1,000,000 involving damage to Equipment or Inventory, to the extent paragraph (iv) of this Section 6(e) is not applicable, any proceeds of insurance involving such damage shall be paid to the Collateral Agent, and any Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by any Grantor pursuant to this Section 6(e) (except as otherwise provided in paragraph (iv) in this Section 6(e)) shall be paid by the Collateral Agent to any Grantor as reimbursement for the reasonable costs of such repairs or replacements.

(iv)    Notwithstanding anything to the contrary in subsection 6(e)(iii) above, following written notification by the Collateral Agent to the Grantors during the continuance of an Event of Default, all insurance payments in respect of each Grantor’s properties and business shall be paid to the Collateral Agent and applied as specified in Section 8(b) hereof.

(f)    Provisions Concerning Name, Organization, Location, Accounts and Licenses.

(i)    Each Grantor will (A) notify the Collateral Agent no later than ten (10) Business Days prior to the date of any change in such Grantor’s name, identity or organizational structure, (B) maintain its jurisdiction of incorporation, organization or formation as set forth in Schedule I hereto, and (C) keep adequate records concerning the Collateral and permit representatives of the Collateral Agent during normal business hours on reasonable notice to such Grantor, to inspect and make abstracts from such records; provided that unless an Event of Default has occurred and is continuing, the Collateral Agent may not conduct more than once in any calendar year inspections under this Section 6(f)(i) and under Section 7.

(ii)    The Collateral Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to any Grantor thereunder directly to the Collateral Agent or its designated agent and, upon such notification and at the expense of any Grantor and to the extent permitted by applicable law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as any Grantor might have done. After receipt by any Grantor of a notice from the Collateral Agent that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce any Grantor’s rights against the Account Debtors or obligors under any Accounts as referred to in the immediately preceding sentence, (A) all amounts and proceeds (including, without limitation, Instruments) received by any Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent hereunder (for the ratable benefit of the Collateral Agent and the Noteholders), shall be segregated from other funds of any Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be applied as specified in Section 8(b) hereof, and (B) no Grantor will adjust, settle or compromise the amount or payment of any Account or release wholly or partly any Account Debtor or obligor thereof or allow any credit or discount thereon. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which any Grantor either maintains a Pledged Account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Collateral Agent by wire transfer (to such deposit account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all or a portion of the cash, investments and other items held by such institution in such Pledged Account. Any such cash, investments and other items so received by the Collateral Agent shall be applied as specified in accordance with Section 8(b) hereof.

(g)    Other Liens. No Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral other than a Permitted Lien.

(h)    Intellectual Property.

(i)    If applicable, each Grantor shall duly execute and deliver the applicable Intellectual Property Security Agreement. Subject to the qualifiers below in this subsection (h)(i), each Grantor (either itself or through licensees) will, and will cause each licensee thereof to, take all action necessary to maintain all of the Intellectual Property in full force and effect, including, without limitation, using the proper statutory notices, numbers and markings (relating to patent, trademark and copyright rights) and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force and free from any claim of abandonment for non-use, and each Grantor will not (nor permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Intellectual Property may become abandoned, cancelled or invalidated; provided, however, that so long as no Event of Default has occurred and is continuing, no Grantor shall have an obligation to use or to maintain any Intellectual Property (A) that each Grantor in its reasonable business judgment determines is no longer needed for the operation of the business of each Grantor’s business, so long as no Material Adverse Effect will occur (B) that relates to any product or work, that is no longer necessary or material and has been, or is in the process of being, discontinued, abandoned or terminated in the ordinary course of business and consistent with the exercise of reasonable business judgment, (C) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement and does not have a material adverse effect on the business of any Grantor or (D) that is substantially the same as other Intellectual Property that is in full force, so long the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement and does not have a material adverse effect on the business of any Grantor. Subject to each Grantor’s reasonable business judgment, each Grantor will cause to be taken all necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of the Intellectual Property and application for registration of Intellectual Property (other than the Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental charges or fees. If any Intellectual Property (other than Intellectual Property described in the proviso to the second sentence of subsection (i) of this clause (h)) is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party that would result in a Material Adverse Effect, each Grantor shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify the Collateral Agent and (y) where deemed appropriate by each Grantor under the circumstances, promptly consider whether to sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as such Grantor shall deem appropriate under the circumstances to protect such Intellectual Property. On each Collateral Reporting Date, the Company shall furnish to the Collateral Agent an updated Schedule II hereto that sets forth all Registered Intellectual Property of the Grantors that has been registered or recorded with the applicable Governmental Authority as of a date that is no earlier than ten (10) Business Days prior to such Collateral Reporting Date and shall comply with such Perfection Requirements required hereunder to subject such Registered Intellectual Property (other than Excluded Property) to the Lien and security interest created by this Agreement. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, no Grantor may abandon, surrender or cancel or otherwise permit any Intellectual Property to become abandoned, surrendered, cancelled or invalid without the prior written consent of the Collateral Agent (in its sole and absolute discretion), and if any Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Grantor will take such reasonable action, as the Collateral Agent shall deem appropriate under the circumstances to protect such Intellectual Property.

(ii)    Upon request of the Collateral Agent, any Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Collateral Agent may reasonably request to complete the Perfection Requirements with respect to any Registered Intellectual Property (other than Excluded Property) of any Grantor, and each Grantor hereby appoints the Collateral Agent its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until all Obligations are fully performed and Paid in Full.

(i)    Pledged Accounts.

(i)    Each Grantor shall cause each bank and other financial institution which maintains a Pledged Account that is not an Excluded Account (each a “Controlled Account Bank”) to execute and deliver to the Collateral Agent a Controlled Account Agreement with respect to all Pledged Accounts maintained with such Controlled Account Bank pursuant to which such Controlled Account Bank shall agree, among other things, with respect to such Pledged Account, that (i) at any time after any Grantor, the Collateral Agent or any Buyer shall have notified such Controlled Account Bank that an Event of Default has occurred or is continuing, such Controlled Account Bank will comply with any and all instructions originated by the Collateral Agent directing the disposition of the funds in such Controlled Account without further consent by such Grantor and (ii) at any time after the Collateral Agent shall have notified such

Pledged Account Bank that an Event of Default has occurred or is continuing, Bank shall not comply with any instructions, directions or orders of any form with respect to such Controlled Accounts other than instructions, directions or orders originated by the Collateral Agent.

(ii)    From and after January 19, 2024, if the amount of all unrestricted Cash and cash equivalents of the Company and its Subsidiaries held in Deposit Accounts and Securities Accounts that are not Controlled Accounts (“Free Cash Amount”) exceeds $60,000,000 (the “Maximum Free Cash Amount”) as of the Transfer Cut-Off Time of each Business Day in any three (3) consecutive Business Day period (any such period, a “Free Cash Excess Period”), the Company shall, or shall cause one or more of its Subsidiaries to, no later than the Transfer Cut-Off Time on the Business Day immediately following the last Business Day of such Free Cash Excess Period, (x) transfer to a Controlled Account an amount of Cash and cash equivalents and/or (y) deliver to the Collateral Agent a Controlled Account Agreement with respect to one or more Pledged Accounts, duly executed by such Grantor and (if applicable) the depositary bank or other financial institution at which such Pledged Account is maintained, so that the Free Cash Amount as of the Transfer Cut-Off Time of the Business Day immediately following such Free Cash Excess Period does not exceed the Maximum Free Cash Amount; provided, however, that in no event shall the Company permit the Free Cash Amount to exceed the Maximum Free Cash Amount as of the Transfer Cut-Off Time of more than eight (8) Business Days in any single calendar month.

(j)    Reserved.

(k)    Control. Each Grantor hereby agrees to take any or all action that may be necessary or that the Collateral Agent may reasonably request in order for the Collateral Agent to obtain “control” in accordance with Section 8-106 or Section 9-105 through Section 9-107 of the Code, as applicable, with respect Collateral consisting of (i) Investment Property (ii) Electronic Chattel Paper (other than any Electronic Chattel Paper evidencing an obligation that does not exceed $500,000) or (iii) Letter-of-Credit Rights (other than Letter-of-Credit Rights with respect to any letter of credit with a face amount that does not exceed $500,000).

(l)    Inspection and Reporting. Each Grantor shall permit the Collateral Agent, or any agent or representatives thereof or such attorneys, accountant or other professionals or other Persons as the Collateral Agent may designate (at Grantors’ sole cost and expense) (x)(i) to examine and make copies of and abstracts from any Grantor’s Records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, Instruments, Accounts, Inventory and other assets of any Grantor from time to time, and (iv) to conduct audits, physical counts, appraisals, valuations and/or examinations at the locations of any Grantor and (y) to discuss such Grantor’s affairs, finances and accounts with any of its directors, officers, managerial employees, attorneys, independent accountants or any of its other representatives provided that unless an Event of Default has occurred and is continuing, the Collateral Agent may not conduct more than once in any calendar year inspections under this Section 7 and under Section 6(f)(i). Without limiting the foregoing, the Collateral Agent may, at any time that an Event of Default has occurred and is continuing, in the Collateral Agent’s own name, in the name of a nominee of the Collateral Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to contracts with such Grantor and/or obligors in respect of Instruments or Pledged Debt of such Grantor to verify with such Persons, to the Collateral Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Pledged Debt, Chattel Paper, payment intangibles and/or other receivables.

(m)    Future Subsidiaries; Foreign Collateral Actions. If any Grantor hereafter creates or acquires any Subsidiary (other than an Excluded Subsidiary), or if any Foreign Subsidiary ceases to satisfy the requirements for an Excluded Subsidiary, then as soon as commercially practicable (but no later than thirty (30) days following (1) the creation or acquisition of such Subsidiary or (2) the date such Foreign Subsidiary ceases to satisfy the requirements for an Excluded Subsidiary (or such longer period as may be agreed to by the Collateral Agent)), such Grantor shall (i)(x) if such Subsidiary is a Domestic Subsidiary, cause such Subsidiary to become a party to this Agreement as an additional “Grantor” hereunder by execution of a Joinder Agreement or (y) if such Subsidiary is a Foreign Subsidiary, cause such Subsidiary to execute and deliver to the Collateral Agent such documents and to take such actions in such foreign jurisdictions that the Collateral Agent shall reasonably request to create and perfect in favor of the Collateral Agent a security interest in the assets of such Subsidiary (other than Excluded Property), (ii) deliver to the Collateral Agent updated Schedules to this Agreement, as appropriate (including, without limitation, an updated Schedule IV to reflect the grant by such Grantor of a Lien on and security interest in all Pledged Debt and Pledged Equity now or hereafter owned by such Grantor), (iii) cause such Subsidiary to duly execute and deliver a joinder to the Guaranty in accordance with Section 18 of the Guaranty, (iv) deliver to the Collateral Agent the stock certificates representing all of the Capital Stock of such Subsidiary that is a certificated, along with undated stock powers for each such certificates, executed in blank (or, if any such shares of Capital Stock are uncertificated, confirmation and evidence reasonably satisfactory to the Collateral Agent that the security interest in such uncertificated securities has been perfected by the Collateral Agent, in accordance with Section 8-106(c) of the Code or any other similar or local or foreign law that may be applicable), and (v) duly execute and deliver (or cause to be duly executed and delivered) to the Collateral Agent, in form and substance acceptable to the Collateral Agent, such opinions of counsel and other documents as the Collateral Agent shall reasonably request with respect thereto; provided, however, that no Grantor shall be required to pledge any Excluded Property. Each Grantor hereby authorizes the Collateral Agent to attach such updated Schedules to this Agreement and agrees that all Pledged Equity and Pledged Debt listed on any updated Schedule delivered to the Collateral Agent shall for all purposes hereunder be considered Collateral. The Grantors (i) agree that the pledge of the shares of Capital Stock currently owned or acquired by a Grantor of any Foreign Subsidiary (other than an Excluded Subsidiary) may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the relevant Grantor in favor of the Collateral Agent, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of the applicable foreign jurisdiction and (ii) shall cause each applicable Non-Grantor Subsidiary to execute and deliver Controlled Account Agreements with respect to the Pledged Accounts held by such Non-Grantor Subsidiary (the actions that may be taken by the Collateral Agent under this sentence or under subsection (i)(y) of this Section 6(m), collectively, the “Foreign Collateral Actions”).

(n)    Post-Closing Perfection Requirements. Without limiting any of the Grantors’ obligations under this Agreement, the Grantors shall perform the Perfection Requirements set forth on Annex B no later than the dates set forth on Annex B.

SECTION 7.    Additional Provisions Concerning the Collateral.

(a)    To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, each Grantor hereby (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in such Grantor’s name and to file such agreements, instruments or other documents in such Grantor’s name and in any appropriate filing office to satisfy the Perfection Requirements, (ii) authorizes the Collateral Agent at any time and from time to time to file, one or more financing or continuation statements, and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Collateral Agent may determine regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Code or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof.

(b)    Each Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (ii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) above, (iii) to file any claims or take any action or institute any action, suit or proceedings which the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Collateral Agent and the Noteholders with respect to any Collateral, (iv) to execute assignments, licenses and other documents to enforce the rights of the Collateral Agent and the Noteholders with respect to any Collateral, and (v) to verify any and all information with respect to any and all Accounts; provided, however, that the Collateral Agent may only take the actions described in clauses (i) through (v) if an Event of Default has occurred and is continuing. This power is coupled with an interest and is irrevocable until all of the Obligations are Paid in Full.

(c)    For the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder at such time that an Event of Default has occurred and is continuing, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose and at no other time, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any Intellectual Property in which such Grantor now or hereafter has any right, title or interest, wherever the same may be located, including, without limitation, in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Securities Purchase Agreement that limit the right of any Grantor to dispose of its property, and Section 6(g) and Section 6(h) hereof, unless an Event of Default shall have occurred and be continuing, and, other than in the case of a Bankruptcy Event of Default, the Collateral Agent shall have notified the Grantors in writing that the rights of the Grantors under this Section 7(c) are being suspended, any Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business and as otherwise expressly permitted by any of the other Transaction Documents. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of any Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Grantor shall have certified are appropriate (in such Grantor’s judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property). Further, upon the Payment in Full of all of the Obligations, the Collateral Agent shall release and reassign to any Grantor all of the Collateral Agent’s right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever. The exercise of rights and remedies hereunder by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by each Grantor in accordance with the second sentence of this clause (c). Each Grantor hereby releases the Collateral Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Collateral Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Collateral Agent’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction no longer subject to appeal.

(d)    If any Grantor fails to perform any agreement or obligation contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 9 hereof and such obligation shall be secured by the Collateral.

(e)    The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(f)    Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights or remedies hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 8.    Remedies Upon Event of Default; Application of Proceeds. If any Event of Default shall have occurred and be continuing:

(a)    The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, in any other Transaction Document or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the ratable benefit of itself and the Noteholders, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of its respective Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale (including, without limitation, by credit bid), at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days’ notice to any Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Collateral Agent and the Noteholders arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that any Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of its respective Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. In addition to the foregoing, (1) upon written notice to any Grantor from the Collateral Agent after and during the continuance of an Event of Default, such Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Collateral Agent may, at any time and from time to time after and during the continuance of an Event of Default, upon 10 days’ prior notice to such Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (3) the Collateral Agent may, at any time, pursuant to the authority granted in Section 7 hereof or otherwise (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of such Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b)    Any cash held by the Collateral Agent as Collateral and all Cash Proceeds received by the Collateral Agent in respect of any sale or disposition of or collection from, or other realization upon, all or any part of the Collateral shall be applied as follows (subject to the provisions of the Securities Purchase Agreement): first, to pay any fees, indemnities or expense reimbursements then due to the Collateral Agent (including, without limitation, those described in Section 9 hereof); second, to pay any fees, indemnities or expense reimbursements then due to the Noteholders, on a pro rata basis; third to pay interest due under the Notes owing to the Noteholders, on a pro rata basis; fourth, to pay or prepay principal in respect of the Notes, whether or not then due, owing to the Noteholders, on a pro rata basis; fifth, to pay or prepay any other Obligations, whether or not then due, in such order and manner as the Collateral Agent shall elect, consistent with the provisions of the Securities Purchase Agreement. Any surplus of such cash or Cash Proceeds held by the Collateral Agent and remaining after the full performance and Payment in Full of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c)    In the event that the proceeds of any such sale, disposition, collection or realization are insufficient to pay all amounts to which the Collateral Agent and the Noteholders are legally entitled, each Grantor shall be, jointly and severally, liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other charges of any attorneys employed by the Collateral Agent to collect such deficiency.

(d)    To the extent that applicable law imposes duties on the Collateral Agent to exercise rights and remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of brokers, investment bankers, consultants, attorneys and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of rights and remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation of the foregoing, nothing contained in this section shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

(e)    The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent’s rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that any Grantor lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

(f)    Notwithstanding anything to the contrary contained in this Agreement or any of the other Transaction Documents, the Collateral Agent shall not give notice of exclusive control or any similar notice to any Controlled Account Bank under a Controlled Account Agreement unless an Event of Default has occurred and is continuing.

SECTION 9.    Indemnity; Expenses.

(a)    Each Grantor, jointly and severally, agrees to indemnify and hold harmless the Collateral Agent and each other Indemnitee (as defined in the Securities Purchase Agreement) to the same extent and subject to the same terms that the Company has agreed to indemnify the Indemnitees under Section 9(k) of the Securities Purchase Agreement, which Section 9(k) is hereby incorporated by reference, mutatis mutandis.

(b)    Each Grantor agrees, jointly and severally, to pay to the Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent), which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, the Guaranty and any other Transaction Documents or the performance of any Foreign Collateral Action, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights or remedies of the Collateral Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

SECTION 10.    Austrian Capital Maintenance Restrictions.

(a)    The liabilities and obligations of each Grantor incorporated in Austria under any of the Transaction Documents shall be limited so that at no time the assumption or enforcement of a liability or obligation under any of the Transaction Documents would be required if this would violate mandatory Austrian capital maintenance rules (Kapitalerhaltungsvorschriften) pursuant to Austrian company law, in particular sections 82 et seq. of the Austrian Act on Limited Liability Companies (GmbH-Gesetz) and/or sections 52 et seq. (including, for the avoidance of doubt and without limitation, section 66a to the extent being directly or analogously applied) of the Austrian Stock Corporation Act (Aktiengesetz) (the “Austrian Capital Maintenance Rules”).

(b)    Should any liability and/or obligation of a Grantor incorporated in Austria under the Transaction Documents violate or contradict Austrian Capital Maintenance Rules and should therefore be held invalid or unenforceable or should the assumption, creation or enforcement of such liability and/or obligation expose any managing director or member of the supervisory board of the Grantor incorporated in Austria, if applicable, to personal liability or criminal responsibility, then such liability and/or obligation shall be limited in accordance with the Austrian Capital Maintenance Rules and shall be deemed to be replaced by a liability and/or obligation of a similar nature which is in compliance with the Austrian Capital Maintenance Rules and which provides the best possible security interest in favour of the Collateral Agent on behalf of the Noteholders. By way of example, should it be held that the security created under any Transaction Document contradicts the Austrian Capital Maintenance Rules in relation to any amount of the Obligations, the security created by the respective Transaction Document shall be reduced to such an amount of the Obligations which is permitted pursuant to the Austrian Capital Maintenance Rules.

(c)    No reduction of the amount enforceable under any Transaction Document in accordance with the limitations set out in this Section 10 will prejudice the rights of the Collateral Agent or the Noteholders under any Transaction Document (subject always to the operation of the limitations set out in this Section 10 at the time of such enforcement) until full satisfaction of any guaranteed claims.

SECTION 11.    Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, first-class postage prepaid and return receipt requested), telecopied, e-mailed or delivered, if to any Grantor, to the Company’s address, or if to the Collateral Agent or any Noteholder, to it at its respective address, each as set forth in Section 9(f) of the Securities Purchase Agreement; or as to any such Person, at such other address as shall be designated by such Person in a written notice to all other parties hereto complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (a) if sent by certified mail, return receipt requested, when received or five Business Days after deposited in the mails, whichever occurs first, (b) if telecopied or e-mailed, when transmitted (during normal business hours) and confirmation is received, and otherwise, the day after the notice or communication was transmitted and confirmation is received, or (c) if delivered in person, upon delivery. For the avoidance of doubt, all Foreign Subsidiaries, as Grantors, hereby appoint the Company as its agent for receipt of service of process and all notices and other communications in the United States at the address specified below, but shall at any rate not be sent to an address, e-mail address or fax number with an Austrian nexus.

SECTION 12.    Miscellaneous.

(a)    No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent (and approved by the Required Holders), and no waiver of any provision of this Agreement, and no consent to any departure by each Grantor therefrom, shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent (and approved by the Required Holders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification or waiver of this Agreement shall be effective to the extent that it (1) applies to fewer than all of the holders of Notes or (2) imposes any obligation or liability on any holder of Notes without such holder’s prior written consent (which may be granted or withheld in such holder’s sole and absolute discretion).

(b)    No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right or remedy hereunder or under any of the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Collateral Agent or any Noteholder provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights and remedies of the Collateral Agent or any Noteholder under any of the other Transaction Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights or remedies under any of the other Transaction Documents against such party or against any other Person, including but not limited to, any Grantor.

(c)    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)    This Agreement shall create a continuing Lien on and security interest in the Collateral and shall (i) remain in full force and effect until the Payment in Full of the Obligations, and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Collateral Agent and the Noteholders hereunder, to the ratable benefit of the Collateral Agent and the Noteholders and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to any Grantor, the Collateral Agent and the Noteholders may assign or otherwise transfer their rights and obligations under this Agreement and any of the other Transaction Documents, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent and the Noteholders herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Collateral Agent or any such Noteholder shall mean the assignee of the Collateral Agent or such Noteholder. None of the rights or obligations of any Grantor hereunder may be assigned, delegated or otherwise transferred without the prior written consent of the Collateral Agent in its sole and absolute discretion, and any such assignment, delegation or transfer without such consent of the Collateral Agent shall be null and void.

(e)    Upon the Payment in Full of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantor that granted such security interests hereunder, and (ii) the Collateral Agent will, upon any Grantor’s request and at such Grantor’s expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(f)    Governing Law; Jurisdiction; Jury Trial.

(i)    All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any provision or rule of law (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York.

(ii)    Each Grantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, defense or objection that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Collateral Agent or the Noteholders from bringing suit or taking other legal action against any Grantor in any other jurisdiction to collect on a Grantor’s obligations or to enforce a judgment or other court ruling in favor of the Collateral Agent or a Noteholder.

(iii)    WAIVER OF JURY TRIAL, ETC. EACH GRANTOR IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(iv)    Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, indirect, incidental, punitive or consequential damages.

(g)    Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h)    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one and the same Agreement. Delivery of any executed counterpart of a signature page of this Agreement by pdf, facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(i)    This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Collateral Agent, any Noteholder or any other Person (upon (i) the occurrence of any Insolvency Proceeding of any of the Company or any Grantor or (ii) otherwise, in all cases as though such payment had not been made).

(j)    Upon the execution and delivery to the Collateral Agent by the Company of an Austrian law share pledge agreement (“Austrian Share Pledge”) in favor of the Collateral Agent with respect to 100% of the Capital Stock of Fisker GmbH, an Austrian limited liability company (the “Austrian Capital Stock”), the Austrian Capital Stock shall be automatically released from the Lien created by this Agreement so that the Austrian Share Pledge shall be the controlling document with respect to the Collateral Agent’s lien on the Austrian Capital Stock.

(k)    The parties hereto agree that the Collateral Agent shall be the joint and several creditor (Gesamtgläubiger) (together with the relevant other Noteholders) of each and every obligation of the Grantors towards that other Noteholder under the Transaction Documents and that accordingly the Collateral Agent will have its own and independent right to demand performance by the Grantors of those obligations in full.

SECTION 13.    Material Non-Public Information.

(a)    On or before 9:30 a.m., New York time, on the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Noteholders by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate.

(b)    Upon receipt or delivery by any Grantor of any notice in accordance with the terms of this Agreement, unless such Grantor has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Grantor or any of its Subsidiaries, such Grantor shall by the next Business Day (if delivery is made after the close of the Principal Market on a Business Day or a Saturday or Sunday) or the same Business Day (if disclosure is made on a Business Day prior to the opening of the Principal Market) after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that such Grantor believes that a notice contains material, non-public information relating to such Grantor or any of its Subsidiaries, such Grantor so shall indicate to the Collateral Agent and any applicable Noteholder contemporaneously with delivery of such notice (which shall before the opening or after the close of the Principal Market), and in the absence of any such indication, the Collateral Agent and each Noteholder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to such Grantor or its Subsidiaries. Nothing contained in this Section 13 shall limit any obligations of any Grantor, or any rights or remedies of the Collateral Agent or any Noteholder, under Section 4(l) of the Securities Purchase Agreement.

SECTION 14.    Amendments.

(a)    Section 4(a) of the Notes (including the form of Note attached to the Securities Purchase Agreement) is hereby amended to add the following:

“(xvi) any provision of any Transaction Document (including, without limitation) the Security Documents or the Guaranty shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by the Company or any Subsidiary, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document (including, without limitation, the Security Documents and the Guaranty);

(xvii) any Security Document shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien (as defined in the Securities Purchase Agreement) on the Collateral (as defined in the Security Documents) in favor of the Collateral Agent (as defined in the Securities Purchase Agreement) or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;”

(b)    Each of the Notes (including the form of Note attached to the Securities Purchase Agreement) are hereby amended to add the following as a new Section 33:

“33.     SECURITY. This Note and the Other Notes are secured and guaranteed to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreement, the other Security Documents and the Guaranty).”

(c)    The last sentence of Section 20 of each of the Notes (including the form of Note attached to the Securities Purchase Agreement) is hereby amend and restated as follows:

“Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms in such other Transaction Documents unless otherwise consented to in writing by the Holder.”

(d)    The defined term “Transaction Documents” when used in any other Transaction Document shall have the meaning set forth in this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTORS:

FISKER INC.

By:
Name:
Title:

FISKER GROUP INC.

By:
Name:
Title:

FISKER GMBH

By:
Name:
Title:

PLATINUM IPR LLC

By:
Name:
Title:

TERRA ENERGY INC.

By:
Name:
Title:

FISKER TN LLC

By:
Name:
Title:

BLUE CURRENT HOLDING LLC

By:
Name:
Title:

ACCEPTED BY:

[ ],
as Collateral Agent

By:
Name:
Title:

SCHEDULE I

Grantors

SCHEDULE II

Intellectual Property

SCHEDULE III

Locations of Chief Executive Office, Principal Place of Business and Books and Records

Locations of Equipment, Fixtures, Inventory and Other Goods

Finished Vehicle Locations

SCHEDULE IV

Pledged Equity; Pledged Debt; Pledged Accounts

SCHEDULE V

Financing Statements

SCHEDULE VI

Commercial Tort Claims

SCHEDULE VII

Permitted Liens

ANNEX A

EXCLUDED SUBSIDIARIES

ANNEX B

POST-CLOSING PERFECTION REQUIREMENT

EXHIBIT A

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

EXHIBIT B

FORM OF JOINDER AGREEMENT